United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2015 (January 29, 2015)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Company’s annual meeting of shareholders was held on January 29, 2015. At the meeting the shareholders voted on the following items:

Proposal 1
Election of two (2) directors (Mark A. Borer and Maria V. Fogarty) to each serve for a three-year term expiring at the annual meeting in 2018 and one (1) director (Anthony V. Leness) to serve for a one-year term expiring at the annual meeting in 2016 received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Mark A. Borer	31,567,708	294,482	6,546,062
Maria V. Fogarty	31,553,794	308,396	6,546,062
Anthony V. Leness	31,215,603	646,587	6,546,062

Proposal 2
Approval of The Laclede Group 2015 Equity Incentive Plan received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
26,689,076	5,048,112	125,002	6,546,062

Proposal 3
The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2015 received the following vote:

Number of Votes
For	Against	Abstain
37,541,261	805,369	61,622

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: January 30, 2015	By:	/s/ M. C. Kullman
M. C. Kullman Senior Vice President, Chief Administrative Officer and Corporate Secretary